PROMISSORY NOTE

$190,000.00                                              As of February 23, 1999

            FOR VALUE RECEIVED, CONVERSION TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation ("Maker"), promises to pay to Eckhardt C. Beck and any of his successors and assigns (all of whom shall hereinafter be referred to collectively as "Holder") the principal sum of One Hundred and Ninety Thousand Dollars ($190,000) in lawful money of the United States of America together with interest upon the unpaid principal at the fixed rate of twelve percent (12%) per year (the "Interest Rate"). Interest will be computed on the basis of actual days elapsed and a year of 365 days.

            The outstanding principal balance and all accrued and unpaid interest thereon shall be due and payable upon demand but in no event later than September 1, 1999, at such address as Holder may notify Maker from time to time.

            Each payment received under this Note shall, at the option of Holder, be applied first to reasonable costs and expenses incurred by Holder, thereafter to default interest, then to interest due, and thereafter to principal.

            This Note may be prepaid at any time and from time to time, in whole or in part, without penalty.

            Upon default in payment of any principal or interest when due hereunder, interest on principal and interest balances outstanding under this Note shall accrue at the rate of three percent (3%) per year above the Interest Rate until such time as all delinquent payments are paid in full.

            To the extent permitted by law, Maker and any endorsers hereby waive:

            (a) presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and all other notices;

            (b) the right, if any, to the benefit of or to direct the application of any security hypothecated to Holder until all indebtedness of Maker to Holder shall have been paid; and

            (c) the right to require Holder to proceed against Maker, any guarantor, any endorser, or any collateral which secures this note, or to pursue any other remedy in its power.

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            This Note has been made and delivered in the State of New York and shall be construed and enforced in accordance with the laws of the State of New York. In any action brought under or in connection with this Note, Maker, including its successors or assigns, hereby consents to the jurisdiction of any competent state or federal court within the State of New York and consents to service of process by any means authorized by law.

            Maker agrees to pay for all reasonable fees and expenses, including reasonable attorneys' fees and related costs, incurred by Holder in enforcing its rights under this Note, whether or not legal proceedings are commenced.

            This Note may be endorsed or assigned in whole or in part by Holder without the consent of Maker.

            Holder shall not by any act of omission or commission be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth therein; any such waiver shall not be construed as a bar to or waiver of such right or remedy on the occurrence of a subsequent event.

                                    CONVERSION TECHNOLOGIES INTERNATIONAL,
                                      INC.

                                    By:
                                        -----------------------------
                                        Name:  John Murchie
                                        Title: Controller

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